UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2025, AEON Biopharma, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis” or the “Underwriter”) pursuant to which the Company agreed to sell and issue, in an underwritten public offering (the “Offering”) 40,000,000 Common Units, each consisting of (i) one (1) share of Common Stock, (ii) one (1) Series A Registered Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $0.625 (the “Series A Warrants”) and (iii) one (1) Series B Registered Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $0.625 (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). No Pre-Funded Warrants were sold in the offering.

Additionally, the Company granted Aegis a 45-day option to purchase additional shares of Common Stock and/or Warrants of (i) up to 15.0% of the number of shares of Common Stock sold in the offering, (ii) up to 15.0% of the number of Series A Warrants sold in the offering and (iii) up to 15.0% of the number of Series B Warrants sold in the offering. The purchase price per additional share of Common Stock is equal to the public offering price of one Common Unit (less $0.0001 allocated to each full Warrant), less the underwriting discount. The purchase price per additional Warrant is $0.0001. On January 7, 2025, Aegis exercised its over-allotment option with respect to 6,000,000 Series A Warrants and 6,000,000 Series B Warrants.

The Offering was made pursuant to that certain Registration Statement on Form S-3, as amended (File No. 333-281562), which was originally filed on August 15, 2024, and declared effective by the Securities and Exchange Commission on August 21, 2024, including the Prospectus contained therein and a prospectus supplement dated January 6, 2025, filed with the Securities and Exchange Commission on January 7, 2025.

The closing of the Offering occurred on January 7, 2025. The Company received net proceeds of approximately $18.3 million from the Offering, after deducting the offering expenses payable by the Company, including the Underwriter’s fees and expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital.

The foregoing description of the Underwriting Agreement, Series A Warrants and Series B Warrants do not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, Form of Series A Warrant and Form of Series B Warrant, copies of which are filed as exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Immediately after the issuance of the Shares issued in connection with the offering, the Company has 79,970,693 shares of Common Stock issued and outstanding.

Item 8.01 Other Events.

On January 6, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. Also, on January 7, 2025, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Underwriting Agreement between the Company and Aegis Capital Corp., dated January 6, 2025
99.1	Pricing Press Release, dated January 6, 2025
99.2	Closing Press Release, dated January 7, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: January 7, 2025	By:	/s/ Marc Forth
Marc Forth
Chief Executive Officer